UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2022

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35570	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102
Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 375-2227

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	SONN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on August 22, 2022, Nasdaq Listing Qualifications staff (the “Staff”) notified Sonnet BioTherapeutics Holdings, Inc. (the “Company” or “Sonnet”) that it no longer complied with Nasdaq Listing Rule 5550(b)(1) (the “Rule”). Under the Rule, companies listed on The Nasdaq Capital Market must maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”). In the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, the Company reported stockholders’ equity of $764,205, which was below the Stockholders’ Equity Requirement for continued listing. Additionally, the Company did not meet either of the alternative Nasdaq continued listing standards under the Nasdaq Listing Rules, market value of listed securities of at least $35 million, or net income of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years.

On October 6, 2022, the Company submitted a plan to the Staff to regain compliance with the Stockholders’ Equity Requirement and on October 13, 2022, the Staff notified the Company (the “Letter”) that it would be granted an extension until February 20, 2023, to demonstrate compliance with Listing Rule 5550(b)(1) to meet the continued listing requirements of The Nasdaq Capital Market, conditioned upon achievement of certain milestones included in a plan of compliance previously submitted to Nasdaq, including a plan to raise additional capital.

The Company intends to regain compliance with the applicable continued listing requirements of The Nasdaq Capital Market prior to the end of the compliance period set forth in the Letter. However, until Nasdaq has reached a final determination that the Company has regained compliance with all of the applicable continued listing requirements, there can be no assurances regarding the continued listing of the Company’s common stock on Nasdaq. The delisting of the Company’s common stock from Nasdaq would have a material adverse effect on the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of its common stock as a result of that delisting would adversely affect the Company’s ability to raise capital on terms acceptable to the Company, if at all.

Forward-looking Statements

Certain statements included in this Form 8-K are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting Sonnet and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding Sonnet’s plans, objectives, projections and expectations relating to Sonnet’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Sonnet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements, including the Company’s ability to regain and/or maintain compliance with the applicable continued listing requirements for The Nasdaq Capital Market or otherwise achieve any milestones included in its plan of compliance with Nasdaq, are based on information currently available to Sonnet and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning Sonnet’s business are described in detail in Sonnet’s Annual Report on Form 10-K for the year ended September 30, 2021, and Sonnet’s other Periodic and Current Reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

Date: October 17, 2022

	By:	/s/ Pankaj Mohan, Ph.D.
	Name:	Pankaj Mohan, Ph.D.
	Title:	Chief Executive Officer